UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2004

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-114673 (Commission File Number)	06-1722127 (IRS Employer Identification Number)

420 Lexington Avenue New York, New York (Address of Principal Executive Offices)	10170 (Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

                On December 3, 2004, Gramercy Capital Corp. (the “Company”) announced that it would make a presentation at SL Green Realty Corp.’s (NYSE: SLG) Annual Investor Meeting to be held in New York City on December 6, 2004 at 1:30 p.m.  Robert R. Foley, Chief Financial Officer of the Company, made the presentation during the management presentation portion of the Annual Investor Meeting.  This presentation was broadcast live on SL Green Realty Corp.’s website, has been archived on its website for a thirty day period, and is available on the Company’s website at www.gramercycapitalcorp.com. The slide show presentation and the press release are attached as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference into this Item 8.01.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

99.1  Slide Show Presentation Presented by Robert R. Foley on December 6, 2004 at SL Green Realty Corp.’s Annual Investor Meeting.

99.2  Press release of the Company issued on December 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2004

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer